THE BANK OF NEW YORK
LETTER OF CREDIT DEPARTMENT
CHURCH ST. STATION
P.O. BOX 11238
NEW YORK, N.Y. 10386-1238

OUR REF. NO                                     DATE
S00042497                                       JANUARY 25 2001

BENEFICIARY
GOLDEN AMERICAN LIFE INSURANCE CO.      APPLICANT
1475 DUNWOODY DRIVE                     SECURITY LIFE OF DENVER
WEST CHESTER, PA 19380                  INTERNATIONAL, LIMITED
ATTN: MR. DAVE JACOBSON                 25 CHURCH STREET, P.O. BOX HM 2978,
                                        HAMILITON HM HX, BERMUDA

GENTLEMEN/LADIES:


OUR REFERENCE NO. S00042497

ACCOUNT OF:
SECURITY LIFE OF DENVER
INTERNATIONAL, LIMITED
25 CHURCH STREET, P.O. BOX HM
2978, HAMILITON HM HX, BERMUDA

AVAILABLE WITH:        OURSELVES
                       BY PAYMENT

DRAFTS AT SIGHT
DRAWN ON THE BANK OF NEW YORK, NEW
YORK, NEW YORK, AS INDICATED BELOW

TO THE EXTENT OF       ***USD10,500,000.00***

EXPIRY DATE:           DECEMEBR 30 2001
PLACE OF EXPIRY:       OUR COUNTERS

ADDITIONAL DETAILS:
===============================================================================
            FOR INTERNAL IDENTIFICATION PURPOSES ONLY

OUR LETTER OF CREDIT NO. S00042497

ACCOUNT HOLDER/APPLICANT:
SECURITY LIFE OF DENVER INTERNATIONAL, LIMITED
CONTINENTAL BUILDING, 25 CHURCH STREET
P.O. BOX HM 2978
HAMILITON HM HX, BERMUDA
ATT: ANGUS HYSLOP, PHONE NO. 441-295-8270
BENEFICIARY'S STATE OF DOMICILE: DELAWARE
===============================================================================

ISSUE DATE: JANUARY 25, 2001

IRREVOCABLE CLEAN LETTER OF CREDIT NO. S00042497

TO BENEFICIARY: GOLDEN AMERICAN LIFE INSURANCE CO.

                1475 DUNWOODY DRIVE
                WEST CHESTER, PA 19380
                ATTN: MR. DAVE JACOBSON
                FAX 610-425-3571

WE HAVE ESTABLISHED THIS CLEAN, IRRVOCABLE, AND UNCONDITIONAL LETTER OF CREDIT IN YOUR FAVOR AS BENEFICIARY FOR DRAWINGS UP TO U.S. $10,500,000.00, EFFECTIVE DECEMEBER 31, 2000. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT 101 BARCLAY STREET, NEW YORK, NEW YORK 10286, AND EXPIRES WITH OUR CLOSE OF BUSINESS ON DECEMBER 30, 2001.

EXCEPT WHEN THE AMOUNT OF THIS LETTER OF CREDIT IS INCREASED, THIS CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT.

THE TERM "BENEFICIARY" INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY INCLUDING WITHOUT LIMITATION ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR. DRAWINGS BY ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR SHALL BE FOR THE BENEFIT OF ALL OF THE BENEFICIARY'S POLICYHOLDERS.


WE HEREBBY UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S) DRAWN ON US, INDICATING OUR CREDIT NO. S00042497, FOR ALL OR ANY PART OF THIS CREDIT UPON PRESENTATION OF YOUR DRAFT DRWAN ON US AT OUR OFFICE SPECIFIED IN PARAGRAPH ONE ON OR BEFORE THE EXPIRATION DATE HEREOF OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, REQUIREMENT OR QUALIFICATION. THE OBLIGATION OF THE BANK OF NEW YORK UNDER THIS CREDIT IS THE INDIVIDUAL OBLIGATION OF THE BANK OF NEW YORK, AND IS IN NO WAY CONTIGENT UPON REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.


THIS LETTER OF CREDIT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRATION DATE OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST THIRTY DAYS PRIOR TO SUCH EXPIRATION DATE, WE NOTIFY GOLDEN AMERICAN LIFE INSURANCE COMPANY, 1475 DUNWOODY DRIVE, WEST CHESTER, PA 19380, AND THE REINSURER WHOSE NAME AND ADDRESS APPEAR IN THIS LETTER OF CREDIT AS ACCOUNT HOLDER/APPLICANT BY REGISTERED MAIL THAT THIS LETTER OF CREDIT WILL NOT BE RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE
(PUBLICATION NO. 500) AND, IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF NEW YORK WILL CONTROL. IF THIS CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 17 OF SAID PUBLICATION 500, THE BANK HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST WITHIN 30 DAYS AFTER THE RESUMPTION OF BUSINESS.

YOURS VERY TRULY,

/S GEORGE M. KROL